UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Conditions

On May 8, 2008 Hardinge Inc. issued a press release announcing the Company’s first quarter 2008 results.  The press release also announced that on May 6, 2008, the Board of Directors declared a cash dividend of $0.05 per share on the Company’s common stock.  This dividend is payable June 10, 2008 to stockholders of record as of May 30, 2008.  A copy of the press release is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on May 6, 2008 Hardinge’s Board of Directors voted to separate the positions of Chairman of the Board and Chief Executive Officer. As a result, Kyle Seymour was elected to succeed J. Patrick Ervin as Chairman of the Board. Mr. Seymour, age 47, has served as a director of the Company since 2004 and has been serving as the Lead Independent Director.  He was elected to serve in a non-executive capacity as Chairman of the Board.  Mr. Seymour spent 13 years as a machine tool company executive with Cincinnati Milacron (CMZ) and UNOVA Corp. (UNA), culminating in his position as Senior Vice President and Group Executive of UNOVA from 2000 through 2002.  Mr. Seymour also served on the Board of Directors of the machine tool trade association AMT (Association for Manufacturing Technology) from 1998 to 2002.  He currently serves as Chairman, President and Chief Executive Officer of Xtek, Inc., a manufacturer of custom machined and heat treated industrial components.

Hardinge’s May 8, 2008 press release announced the appointment of Mr. Seymour.  A copy of that press release is attached as Exhibit 99 and is incorporated into this Item 5.02 by reference.

Item 9.01  Financial Statements and Exhibits

99    Press release issued by registrant on May 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

May 12, 2008	By:	/s/ Edward J. Gaio
Date	Edward J. Gaio
Vice President and Chief Financial Officer